As filed with the Securities and Exchange Commission on May 12, 1997.
                                                          File No. 333-25753
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           POST EFFECTIVE AMENDMENT #2
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                                COMPSCRIPT, INC.
               (Exact name of issuer as specified in its charter)

              Florida                                     65-0506539
    (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                  Identification No.)

    1225 Broken Sound Parkway N.W.
              Suite A
         Boca Raton, Florida                                  33481
(Address of principal executive offices)                    (Zip Code)

                               -----------------
                      CONSULTING AND ACQUISITION AGREEMENT
                                       AND
                         OPTION AND CONSULTING AGREEMENT
                            (Full title of the plan)
                               -----------------

                            Brian A. Kahan, President
                         1225 Broken Sound Parkway N.W.
                                     Suite A
                            Boca Raton, Florida 33481
                          Telephone No.: (561) 994-8585
                     (Name and address of agent for service)

                                    Copy to:

                            Charles B. Pearlman, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200
                               -----------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Post Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and the State of Florida, on the 12th day of May, 1997.

                                                     COMPSCRIPT, INC.

                                                     By:/S/BRIAN A. KAHAN
                                                        ----------------------
                                                        Brian A. Kahan
                                                        Chairman of the Board
                                                        and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                       TITLE                  DATE
         ---------                       -----                  ----

                              Chairman of the Board
                              and Chief Executive
                              Officer (Principal
/S/BRIAN A. KAHAN             Executive Officer)              May 12, 1997
----------------------
Brian A. Kahan

                              Chief Financial
                              Officer (Principal
/S/JOHN F. CHISTE             Accounting Officer)             May 12, 1997
----------------------
John F. Chiste

/S/ROBERT GARDNER             Director                        May 12, 1997
----------------------
Robert Gardner

/S/MALCOLM LEONARD            Director                        May 12, 1997
----------------------
Malcolm Leonard

/S/ROBERT EDELHEIT            Director                        May 12, 1997
----------------------
Robert Edelheit

/S/PAUL H. HEIMBERG           Director                        May 12, 1997
----------------------
Paul H. Heimberg

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------

(23.2)        Consents of independent certified public accountants.